AMENDMENT NO.2

TO

PARTICIPATION AGREEMENT

Effective April 12 , 2010, The Participation Agreement, (the “Agreement”), dated July 20, 2005 by and among AXA Equitable Life Insurance Company (“Company”), T. Rowe Price Equity Series, Inc. (“Fund”), and T. Rowe Price Investment Services, Inc. (“Underwriter”), (collectively, the “Parties”) is hereby amended as follows:

WHEREAS, the Parties wish to add T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. as additional Parties to the Agreement; and

WHEREAS, the Parties wish to enable the Company to offer shares of the Portfolios of T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. in every Company separate account.

The Parties hereby agree to amend the Agreement by:

1. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

2. The Parties do hereby agree to add T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. as parties to the Agreement, with the same rights and obligations as afforded to and undertaken by T. Rowe Price Equity Series, Inc. in the Agreement.

3. T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. hereby agree to be added as parties to the Agreement, with the same rights and obligations as are afforded to and undertaken by T. Rowe Price Equity Series, Inc. in the Agreement.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

T. ROWE PRICE EQUITY SERIES, INC.		T. ROWE PRICE INVESTMENT SERVICES, INC.

By:		By:
Name:	David Oestreicher	Name:	Darrell N Braman
Title:	V.P.	Title:	V.P.

T. ROWE PRICE FIXED INCOME SERIES, INC.

By:
Name:	David Oestreicher
Title:	V.P.

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By:
Name:	David Oestreicher
Title:	V.P.

AXA EQUITABLE LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Senior Vice President

SCHEDULE A

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolios
A	All Contracts Funded by the	All Portfolios of T. Rowe
FP	Separate Accounts	Price Equity Series, Inc., T.
I		Rowe Price Fixed Income
45		Series, Inc. and T. Rowe
49		Price International Series,
65		Inc.
66
206
301

Company shall notify the Underwriter of the addition of any new Portfolios in advance of funding.

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